Exhibit 5.3
[Letterhead of South Jersey Industries, Inc.]

April 17, 2018

South Jersey Industries, Inc.
1 South Jersey Plaza
Folsom, NJ  08037

Re:	South Jersey Industries, Inc.
Post-Effective Amendment No. 1 to Registration Statement on Form S‑3
(File No. 333-211259)

Ladies and Gentlemen:

I, as Senior Vice President, General Counsel of South Jersey Industries, Inc., a New Jersey corporation (the “Company”), have acted as counsel to the Company in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Post-Effective Amendment No. 1 to the Registration Statement on Form S-3, File No. 333-211259, (as amended, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act and the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act, together or separately and in one or more series (if applicable) of the Company’s junior unsubordinated debt securities (“Junior Subordinated Debt Securities”).  The Junior Subordinated Debt Securities are to be issued under a junior subordinated indenture to be entered into between the Company and a financial institution to be named at the time such indenture is executed (the “Trust Company”), as indenture trustee (the “Junior Subordinated Base Indenture”).

In arriving at the opinions expressed below, I have examined originals, or copies certified or otherwise identified to my satisfaction as being true and complete copies of the originals, of a form of the Junior Subordinated Base Indenture, and such other documents, corporate records, certificates of officers of the Company and of public officials and other instruments as I have deemed necessary or advisable to enable me to render these opinions. In my examination, I have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to me as originals and the conformity to original documents of all documents submitted to me as copies. As to any facts material to these opinions, I have relied to the extent I deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Company and others.

I have assumed without independent investigation that:

(i) at the time any Junior Subordinated Debt Securities are sold pursuant to the Registration Statement (the “Relevant Time”), the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws;

April 17, 2018

(ii) at the Relevant Time, a prospectus supplement will have been prepared and filed with the Commission describing the Junior Subordinated Debt Securities offered thereby and all related documentation and will comply with all applicable laws;

(iii) all Junior Subordinated Debt Securities will be issued and sold in the manner stated in the Registration Statement and the applicable prospectus supplement;

(iv) at the Relevant Time, all corporate or other action required to be taken by the Company to duly authorize each proposed issuance of Junior Subordinated Debt Securities and any related documentation (including the execution (in the case of certificated Junior Subordinated Debt Securities), delivery and performance of the Junior Subordinated Debt Securities and any related documentation referred to below) shall have been duly completed and shall remain in full force and effect; and

(v) at the Relevant Time, a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Junior Subordinated Debt Securities offered or issued will have been duly authorized by all necessary corporate or other action of the Company and duly executed and delivered by the Company and the other parties thereto.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, I am of the opinion that the Company is duly incorporated, is validly existing and in good standing under the laws of the State of New Jersey and has all requisite power to execute, deliver and perform its obligations under the Junior Subordinated Base Indenture and all other documents related to the Junior Subordinated Debt Securities.

I render no opinion herein as to matters involving the laws of any jurisdiction other than the State of New Jersey and the United States of America. This opinion is limited to the effect of the current state of the laws of the State of New Jersey, the United States of America and the facts as they currently exist. I assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

I consent to the filing of this opinion as an exhibit to the Registration Statement, and I further consent to the use of my name under the caption “Validity of the Securities” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/  Melissa Orsen
Name: Melissa Orsen
Title:   Senior Vice President, General Counsel